UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

August 31, 2009
Date of Report (date of Earliest Event Reported)

Avalon Holding Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-157618	26-3608086
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3/2 Yahtennaya Street
Suite 158
St. Petersburg, Russia 197374
 (Address of principal executive offices and zip code)

011-7902-1768840
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On August 31, 2009, the Board elected Mr. Phillip Jennings as a member of the Company’s Board of Directors (the “Board”). Mr. Jennings was also appointed as the Company’s Chief Executive Officer, President, Secretary and Treasurer.

Based in Seattle, Phil Jennings has thirty years of experience as an investment banker and entrepreneur. Among the companies Phil co-founded are Dow Jones Teleres, the first national online real estate company, and Soufun.com, the largest Internet real estate company in the world, based in Beijing.  He specializes in deal structure and financing of mergers and acquisitions in the resource, technology and entertainment industries.  A former United States Marine Corps Captain and Air America pilot, Phil is also an award-winning author and film producer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDING GROUP INC.

Date: August 31, 2009                                                                           By:           /s/ Phillip Jennings
Name:
Title:           Chief Executive Officer